UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – August 16, 2006

US Oncology Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE		20-0873619
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

16825 Northchase Drive, Suite 1300

Houston, Texas 77060

(Address of principal executive offices including zip code)

(832) 601-8766

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Election of Director

(d) Effective August 16, 2006, Daniel S. Lynch was elected to serve as a director of US Oncology Holdings, Inc. (“Holdings,” and together with its subsidiaries, the “Company”) by written consent of a majority of stockholders of Holdings. Mr. Lynch was also elected as of such date to serve as a director of Holdings’ wholly-owned subsidiary, US Oncology, Inc. Mr. Lynch also has been appointed to the audit committee of the board of directors of Holdings and US Oncology, Inc.

From 2001 until 2005, Mr. Lynch was employed by Imclone Systems Incorporated, a publicly traded biotechnology company, serving as its Chief Financial Officer from 2001 until 2003 and as its Chief Executive Officer and a member of its Board of Directors from 2003 until 2005. Prior to that time, he served as Chief Financial Officer of Derby Cycle Corporation, a designer, manufacturer and marketer of bicycles, from 1999 until 2001, and in various finance capacities at Bristol-Myers Squibb, a pharmaceutical company, from 1984 until 1999.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 16, 2006

US ONCOLOGY HOLDINGS, INC.

/s/ Phillip H. Watts
Name:	Phillip H. Watts
Title:	Vice President - General Counsel